Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-277227), Form F-3 (File No. 333-283739), Form S-8 (File No. 333-289715), and Form F-3 (File No. 333-290026) of our report dated April 15, 2026, relating to the consolidated financial statements of Mega Matrix Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Audit Alliance LLP

Singapore

April 16, 2026